UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 22, 2008

EL PASO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 22, 2008, El Paso Corporation ("the Company") entered into an underwriting agreement (the "Underwriting Agreement") with Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule I thereto (the "Underwriters" and each an "Underwriter"), in connection with a public offering (the "Offering") of $600 million of 7.25% Senior Notes due 2018.  A copy of the Underwriting Agreement is filed with this report as Exhibit 1.A and is incorporated herein by reference.  The offer and sale of the notes to be sold in the Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), under the Company's shelf registration statement on Form S-3 (File No. 333-134406).  The closing of the Offering is expected to occur on May 30, 2008, subject to satisfaction of customary closing conditions.

Under the terms of the Underwriting Agreement, the Company has agreed to indemnify each Underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from any untrue statement of a material fact related to the Company contained in the Company’s registration statement, the basic prospectus, any preliminary prospectus, any issuer free writing prospectus, the final prospectus or any prospectus supplement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Company expects the net proceeds from the Offering to be approximately $595 million.  El Paso plans to use the net proceeds of the Offering for general corporate purposes, including the repayment of debt maturing during the remainder of 2008.  Pending the use of the proceeds for other purposes, we intend to apply the net proceeds to reduce outstanding borrowings under our revolving credit facility and under the revolving credit facility of our subsidiary, El Paso Exploration & Production Company.

Neither this Current Report on Form 8-K, nor the press releases included as exhibits hereto, constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Offering is being made only by means of a prospectus and related prospectus supplement.

Item 8.01.	Other Events.

    On May 21, 2008 and May 22, 2008, we issued press releases announcing the Offering and the pricing of the Offering.  A copy of each such press release is included as an exhibit to this Current Report on Form 8-K and is incorporated herein by this reference.

In addition, in connection with the Offering, the Company is filing certain exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference into the Company's Registration Statement on Form S-3 (File No. 333-134406).

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

1.A
Underwriting Agreement, dated as of May 22, 2008 by and among El Paso Corporation and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

5.A	Opinion of Bracewell & Giuliani LLP.
23.A	Consent of Bracewell & Giuliani LLP (Included in 5.A).
99.A	Press Release dated May 21, 2008.
99.B	Press Release dated May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated:  May 23, 2008

  EXHIBIT INDEX

Exhibit Number	Description

1.A
Underwriting Agreement, dated as of May 22, 2008 by and among El Paso Corporation and Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule I thereto.

5.A	Opinion of Bracewell & Giuliani LLP.
23.A	Consent of Bracewell & Giuliani LLP (Included in 5.A).
99.A	Press Release dated May 21, 2008.
99.B	Press Release dated May 22, 2008.